UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2021

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code): (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sale of Equity Securities.

As of November 1, 2021, Blackstone Private Credit Fund (the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on November 22, 2021) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of November 1, 2021 (number of shares finalized on November 22, 2021)	21,271,100	$551,559,615

Item 7.01.	Regulation FD Disclosure.

October 2021 Distributions

On November 23, 2021, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distributions
Class I Common Shares	$0.1740	$0.0000	$0.1740
Class S Common Shares	$0.1740	$0.0184	$0.1556
Class D Common Shares	$0.1740	$0.0054	$0.1686

The distributions for each class of Shares are payable to shareholders of record as of the open of business on November 30, 2021 and will be paid on or about December 29, 2021. These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01.	Other Events.

Net Asset Value

The net asset value (“NAV”) per share of each class of the Fund as of October 31, 2021, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of October 31, 2021
Class I Common Shares	$25.93
Class S Common Shares	$25.93
Class D Common Shares	$25.93

As of October 31, 2021, the Fund’s aggregate NAV was $9.6 billion, the fair value of its investment portfolio was $21.8 billion and it had $12.5 billion debt outstanding (at principal). The average debt-to-equity leverage ratio during October 2021 was 1.08 times. As of October 31, 2021, the Fund had $16.7 billion in committed debt capacity, with 80% in secured floating rate leverage and 20% in unsecured fixed rate leverage based on drawn amounts. The Fund’s leverage sources are in the form of a corporate revolver (7%), asset-based credit facilities (62%), unsecured bonds (20%), secured short term indebtedness (6%) and collateralized loan obligation (CLO) notes (5%) based on drawn amounts.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $12.5 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	61,527,800	$1.6 billion
Class S Common Shares	109,108,408	$2.8 billion
Class D Common Shares	13,406,123	$0.3 billion
Private Offering:
Class I Common Shares	240,740,777	$6.2 billion
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	424,783,108	$10.9 billion

*	Amounts may not sum due to rounding.

Notes Offering

On November 22, 2021, the Fund and U.S. Bank National Association (the “Trustee”) entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture” and, together with the Base Indenture (defined herein), the “2024 Notes Indenture”) related to the $500,000,000 in aggregate principal amount of its 2.350% notes due 2024 (the “2024 Notes”) and a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “2027 Notes Indenture” and, together with the 2024 Notes Indenture, the “Indentures”) related to the $1,000,000,000 in aggregate principal amount of its 3.250% notes due 2027 (the “2027 Notes” and, together with the 2024 Notes, the “Notes”), each of which supplement that certain Base Indenture, dated as of September 15, 2021 (as may be further amended, supplemented or otherwise modified from time to time, the “Base Indenture”).

The 2024 Notes will mature on November 22, 2024 and may be redeemed in whole or in part at the Fund’s option at any time or from time to time at the redemption prices set forth in the 2024 Notes Indenture. The 2024 Notes bear interest at a rate of 2.350% per year payable semi-annually on May 22 and November 22 of each year, commencing on May 22, 2022. The 2027 Notes will mature on March 15, 2027 and may be redeemed in whole or in part at the Fund’s option at any time or from time to time at the redemption prices set forth in the 2027 Notes Indenture. The 2027 Notes bear interest at a rate of 3.250% per year payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2022. The Notes are general unsecured obligations of the Fund that rank senior in right of payment to all of the Fund’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Fund, rank effectively junior to any of the Fund’s secured indebtedness (including unsecured indebtedness that the Fund later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Fund’s subsidiaries, financing vehicles or similar facilities.

The Indentures contain certain covenants, including covenants requiring the Fund to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Fund is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indentures, the Fund will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the repurchase date.

The foregoing description of the Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of the Indentures, filed as exhibits hereto and incorporated by reference herein.

The Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act (the “Notes Offering”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Notes Offering closed on November 22, 2021. The net proceeds to the Fund were approximately $1,482.8 million, after deducting the initial purchaser discount and estimated offering expenses. The Fund expects to use the net proceeds of the Notes Offering to for general corporate purposes of it and its subsidiaries.

Registration Rights Agreements

In connection with the Notes Offering, the Fund entered into Registration Rights Agreements, each dated as of November 22, 2021 (the “Registration Rights Agreements”), with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as the representatives of the Initial Purchasers of the Notes. Pursuant to the Registration Rights Agreements, the Fund is obligated to file with the Securities and Exchange Commission a registration statement relating to an offer to exchange the Notes for new notes issued by the Fund that are registered under the Securities Act and otherwise have terms substantially identical to those of the Notes, and to use its commercially reasonable efforts to cause such registration statement to be declared effective. If the Fund is not able to effect the exchange offer, the Fund will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective. If the Fund fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreements, it will be required to pay additional interest to the holders of the Notes.

The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreements, filed as exhibits hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated as of September 15, 2021, by and between the Fund and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Fund’s Current Report on Form 8-K, filed on September 15, 2021).

4.2	Fourth Supplemental Indenture, dated as of November 22, 2021, relating to the 2.350% Notes due 2024, by and between the Fund and U.S. Bank National Association, as trustee.

4.3	Form of 2.350% Notes due 2024 (incorporated by reference to Exhibit 4.2 hereto).

4.4	Fifth Supplemental Indenture, dated as of November 22, 2021, relating to the 3.250% Notes due 2027, by and between the Fund and U.S. Bank National Association, as trustee.

4.5	Form of 3.250% Notes due 2027 (incorporated by reference to Exhibit 4.4 hereto).

4.6	Registration Rights Agreement, dated as of November 22, 2021, relating to the 2024 Notes, by and among the Fund and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as the representatives of the Initial Purchasers.

4.7	Registration Rights Agreement, dated as of November 22, 2021, relating to the 2027 Notes, by and among the Fund and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as the representatives of the Initial Purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: November 23, 2021	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Compliance Officer, Chief Legal Officer and Secretary